UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 27, 2012
Date of Report (Date of earliest event reported)

ECOLAND INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Nevada	333-140396	20-3061959
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14 The Link, Mornigside Sandton 2196 South Africa
(Address of principal executive offices)	(Zip Code)

(27) 11 918 0198
Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ X ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ X ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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SECTION 1. REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

Stock Purchase Agreement

Effective on January 27, 2012, certain selling shareholders (the “Selling Shareholders”) of Ecoland International ,Inc., a Nevada corporation (the “Corporation”) and D&R Technology, Inc., a private corporation (“D&R Technology”) entered into that certain rescission agreement (the “Rescission Agreement”). In accordance with the terms and provisions of the Rescission Agreement, the Selling Shareholders and D&R Technology agreed to terminate that certain stock purchase agreement among the Selling Shareholders and D&R Technology dated November 7, 2011 (the “Stock Purchase Agreement”), pursuant to which the Selling Shareholders sold and transferred to D&R Technology and/or its designees an aggregate of 59,000,000 shares of common stock of the Corporation.

The Rescission Agreement further provides: (i) the Selling Shareholders will return to the Corporation their respective share certificates evidencing the aggregate 59,000,000 shares of common stock of the Corporation for cancellation and return to treasury; (ii) D&R Technology and/or its designees agree to pay certain consideration to the Selling Shareholders for rescission of the Stock Purchase Agreement and the cancellation of the respective share certificates; and (iii) D&R Technology and the Corporation shall enter into that certain share exchange agreement pursuant to which the Corporation shall acquire all of the total issued and outstanding shares of D&R Technology and D&R Technology shall become the wholly-owned subsidiary of the Corporation.

The Stock Purchase Agreement was filed as an exhibit to the current report on Form 8-K filed with the Securities and Exchange Commission on November 30, 2011.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

10.1 Rescission Agreement dated January 27, 2012 among the Selling Shareholders and D&R Technology Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOLAND INTERNATIONAL INC.
DATE: January 30, 2012	___________________________________ Name: David Wallace Title: President/Chief Executive Officer

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